UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 19, 2020

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00123	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway,	Louisville,	Kentucky	40210
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (voting), $0.15 par value	BFA	New York Stock Exchange
Class B Common Stock (nonvoting), $0.15 par value	BFB	New York Stock Exchange
1.200% Notes due 2026	BF26	New York Stock Exchange
2.600% Notes due 2028	BF28	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Brown-Forman Corporation (the “Company”), with the assistance of management, issued a Request for Proposal (“RFP”) regarding the Company’s engagement of an independent registered public accounting firm to audit the Company’s consolidated financial statements for its fiscal year ending April 30, 2021 (the “2021 Audit”). Thereafter, the Audit Committee conducted a comprehensive, competitive RFP process. The Audit Committee invited several firms to participate in this RFP process, including PricewaterhouseCoopers LLP (“PwC”), the Company’s current independent registered public accounting firm.

(a)     Previous Independent Registered Public Accounting Firm

On February 19, 2020, the Audit Committee dismissed PwC, which is currently serving as the Company’s independent registered public accounting firm, effective upon completion of its audit of the Company’s consolidated financial statements as of and for the fiscal year ending April 30, 2020 and the issuance of its reports thereon (the “2020 Audit”).

The audit reports of PwC on the Company’s consolidated financial statements for each of the two most recent fiscal years ended April 30, 2018 and April 30, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended April 30, 2018 and April 30, 2019, and during the subsequent interim period from May 1, 2019 through February 19, 2020, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such fiscal years, and (ii) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided PwC with a copy of this Current Report on Form 8-K and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of PwC’s letter, dated February 25, 2020, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)     New Independent Registered Public Accounting Firm

On February 19, 2020, the Audit Committee approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the Company’s 2021 Audit, subject to completion of EY’s customary pre-acceptance and independence procedures and the execution of an engagement letter. The change in the Company’s independent registered public accounting firm from PwC to EY will be effective upon the completion of the 2020 Audit.

During the two most recent fiscal years ended April 30, 2018 and April 30, 2019, and during the subsequent interim period from May 1, 2019 through February 19, 2020, neither the Company nor anyone on its behalf consulted with EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated February 25, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: February 25, 2020	/s/ Jaileah X. Huddleston
Jaileah X. Huddleston
Vice President, Assistant General Counsel and Assistant Corporate Secretary